Exhibit 99

NEWS RELEASE

CONTACT:
Randi Sonenshein
Senior Vice President, Finance and Strategy
713-331-4967
(rsonenshein@stagestores.com)

Stage Stores Reports Fourth Quarter and Annual Results

HOUSTON, TX, March 3, 2016 - Stage Stores, Inc. (NYSE: SSI) today reported results for the fourth quarter and fiscal year ended January 30, 2016. The Company reported adjusted earnings per diluted share of $0.91 for the fourth quarter and $0.51 for fiscal 2015.

“Our holiday results were pressured by low oil prices, the devalued peso and record warm temperatures. Stores in the oil patch and along the Mexican border account for more than 40% of our sales, and the economic uncertainty in those areas negatively impacted our comp sales by 240 basis points during the fourth quarter. In light of these challenges and resulting soft traffic, we responded with higher than planned markdowns that enabled us to reduce inventory levels; ending the year more than 1% below last year,” said Michael Glazer, President and Chief Executive Officer. “We saw positive sales performance in several non-apparel categories along with 20% growth in our direct-to-consumer business. As we look ahead to 2016, we expect external headwinds to continue to impact the business. However, we believe our investments in omni-channel and store upgrades will position our business to deliver improved performance.”

Fourth Quarter and 2015 Results
For the fourth quarter, comparable sales decreased 3.4%. Sales decreased 4.2% to $502.6 million, as compared to $524.9 million in the prior year. Net income was $21.0 million, or $0.71 per diluted share, versus $1.36 per diluted share for the prior year. On an adjusted basis, net income was $26.8 million, or $0.91 per diluted share.

For fiscal 2015, comparable sales decreased 2.0%. Sales decreased 2.1% to $1,604.4 million for the fiscal year, as compared to $1,638.6 million in the prior year. Net income was $3.8 million, or $0.12 per diluted share, versus $0.96 per diluted share for the prior year. On an adjusted basis, net income was $16.2 million, or $0.51 per diluted share versus $1.18 per diluted share from continuing operations in the prior year. Three stores opened and 23 stores closed during the year.

Adjusted results exclude charges primarily associated with various strategic initiatives, including the consolidation of the Company’s headquarters, impairments related to store closures and severance charges associated with a workforce reduction. The adjustments, after tax, totaled approximately $12.4 million, or $0.39 per diluted share, for the fiscal year, with approximately $5.9 million, or $0.20 per diluted share, incurred during the fourth quarter.

Share Repurchase Program Update
During the fourth quarter, the Company repurchased 5.2 million shares for $41.6 million under the previously announced Board-approved repurchase program. The Company has $58.4 million remaining under the program.

Mr. Glazer commented, “Our decision to repurchase shares reflects the Board’s confidence in the Company’s strategic plan as well as our belief that our share price trades at a discount to its intrinsic value. In addition, our capital allocation strategy reflects our commitment to the dividend and investing in our core business.”

The share repurchase program has no expiration date and may be suspended or discontinued at any time. Any common shares acquired will be available to meet obligations under equity compensation plans and for general corporate purposes.

2016 Guidance
Sales are expected to be in a range of $1,530 to $1,560 million, assuming a -3% to -1% comparable sales. The Company has no plans to open stores and anticipates closing approximately 30 locations in 2016.

Earnings per diluted share are expected to be between $0.40 and $0.60. Weighted average diluted shares for the year are expected to be 27.8 million. The effective tax rate is estimated to be 36.2%.

Capital expenditures in 2016, net of construction allowances from landlords, are expected to be $72 million, compared to $87 million in 2015.

Mr. Glazer concluded, “We will continue to operate with disciplined expense controls and inventory management as we remain cautious in the current environment. We believe that investing in our omni-channel capabilities and stores will invigorate our business, drive sales, improve margins and create positive cash flow in 2016.”

Conference Call / Webcast Information
The Company will hold a conference call today at 8:30 a.m. Eastern Time to discuss its fiscal year results. Interested parties may participate in the Company’s conference call by dialing 844-368-2238. Alternatively, interested parties may listen to a live webcast of the conference call through the Investor Relations section of the Company’s website (www.stagestoresinc.com) under the “Webcasts” caption. A replay of the conference call will be available online until midnight on Friday, March 18, 2016.

About Stage Stores
Stage Stores, Inc. operates 832 specialty department stores in 38 states and a direct-to-consumer channel under the BEALLS, GOODY'S, PALAIS ROYAL, PEEBLES and STAGE nameplates. The Company’s stores, predominantly located in small towns and communities, and direct-to-consumer business offer a moderately priced, broad selection of trend-right, brand name apparel, accessories, cosmetics, footwear and home goods for the entire family. The Company’s direct-to-consumer channel includes its e-commerce website and Send program. Its e-commerce website features assortments of merchandise similar to that found in its stores, as well as products available exclusively online. The Send program allows customers in the stores to have merchandise shipped directly to their homes if the merchandise is not available in the local store. For more information about Stage Stores, visit the Company’s website at www.stagestoresinc.com.

Use of Adjusted (Non-GAAP) Financial Measures
The Company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures help to facilitate comparisons of Company operating performance across periods. This release includes non-GAAP financial measures identified as “adjusted” results. A reconciliation of all non-GAAP financial measures to the most comparable GAAP financial measures is provided in a table included with this release.

Caution Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook,” “position” and similar expressions generally identify forward-looking statements. Similarly, descriptions of the Company’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are based upon management’s then-current views and assumptions regarding future events and operating performance. Although management believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge, forward-looking statements involve risks, uncertainties and other factors which may materially affect the Company’s business, financial condition, results of operations or liquidity.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, economic conditions, cost and availability of goods, inability to successfully execute strategic initiatives, competitive pressures, economic pressures on the Company and its customers, freight costs, the risks discussed in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”), and other factors discussed from time to time in the Company’s other SEC filings. This release should be read in conjunction with such filings, and you should consider all of such risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the Company makes on related subjects in its public announcements and SEC filings.

(Tables to Follow)

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	January 30, 2016		January 31, 2015
	Amount	% to Sales (a)	Amount	% to Sales (a)

Net sales	$502,629	100.0%	$524,886	100.0%
Cost of sales and related buying, occupancy and distribution expenses	361,678	72.0%	353,527	67.4%
Gross profit	140,951	28.0%	171,359	32.6%
Selling, general and administrative expenses	106,076	21.1%	100,260	19.1%
Interest expense	982	0.2%	709	0.1%
Income before income tax	33,893	6.7%	70,390	13.4%
Income tax expense	12,908	2.6%	26,576	5.1%
Income from continuing operations	20,985	4.2%	43,814	8.3%
Loss from discontinued operations, net of tax benefit of $94	—	—%	(94)	—%
Net income	$20,985	4.2%	$43,720	8.3%

Basic earnings per share data:
Continuing operations	$0.72		$1.37
Discontinued operations	—		—
Basic earnings per share (b)	$0.72		$1.37
Basic weighted average shares outstanding	28,828		31,657

Diluted earnings per share data:
Continuing operations	$0.71		$1.36
Discontinued operations	—		—
Diluted earnings per share (b)	$0.71		$1.36
Diluted weighted average shares outstanding	28,848		31,740

(a) Percentages may not foot due to rounding.
(b) EPS may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Twelve Months Ended
	January 30, 2016		January 31, 2015
	Amount	% to Sales (a)	Amount	% to Sales (a)

Net sales	$1,604,433	100.0%	$1,638,569	100.0%
Cost of sales and related buying, occupancy and distribution expenses	1,208,002	75.3%	1,188,763	72.5%
Gross profit	396,431	24.7%	449,806	27.5%
Selling, general and administrative expenses	387,859	24.2%	386,104	23.6%
Interest expense	2,977	0.2%	3,002	0.2%
Income before income tax	5,595	0.3%	60,700	3.7%
Income tax expense	1,815	0.1%	22,847	1.4%
Income from continuing operations	3,780	0.2%	37,853	2.3%
Loss from discontinued operations, net of tax benefit of $4,228	—	—%	(7,003)	(0.4)%
Net income	$3,780	0.2%	$30,850	1.9%

Basic earnings (loss) per share data:
Continuing operations	$0.12		$1.18
Discontinued operations	—		(0.22)
Basic earnings per share (b)	$0.12		$0.96
Basic weighted average shares outstanding	31,145		31,675

Diluted earnings (loss) per share data:
Continuing operations	$0.12		$1.18
Discontinued operations	—		(0.22)
Diluted earnings per share (b)	$0.12		$0.96
Diluted weighted average shares outstanding	31,188		31,763

(a) Percentages may not foot due to rounding.
(b) EPS may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(Unaudited)

	January 30, 2016	January 31, 2015
ASSETS
Cash and cash equivalents	$16,487	$17,165
Merchandise inventories, net	435,996	441,452
Prepaid expenses and other current assets	48,279	45,444
Total current assets	500,762	504,061

Property, equipment and leasehold improvements, net	311,717	285,450
Intangible assets	15,235	14,910
Other non-current assets, net	20,385	20,256
Total assets	$848,099	$824,677

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$84,019	$121,778
Income taxes payable	1,850	13,455
Accrued expenses and other current liabilities	70,013	69,549
Total current liabilities	155,882	204,782

Long-term debt obligations	162,876	45,673
Deferred taxes	20,277	20,474
Other long-term liabilities	79,311	77,818
Total liabilities	418,346	348,747

Commitments and contingencies	—	—

Common stock, par value $0.01, 100,000 shares authorized, 32,030 and 31,632 shares issued, respectively	320	316
Additional paid-in capital	406,034	395,395
Less treasury stock - at cost, 5,175 and 0 shares, respectively	(43,068)	(600)
Accumulated other comprehensive loss	(6,353)	(6,874)
Retained earnings	72,820	87,693
Total stockholders' equity	429,753	475,930
Total liabilities and stockholders' equity	$848,099	$824,677

Stage Stores, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Twelve Months Ended
	January 30, 2016	January 31, 2015
Cash flows from operating activities:
Net income	$3,780	$30,850
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and impairment of long-lived assets	77,599	63,447
Loss on retirements of property, equipment and leasehold improvements	719	110
Deferred income taxes	(2,330)	3,348
Tax benefit from stock-based compensation	409	64
Stock-based compensation expense	12,394	9,664
Amortization of debt issuance costs	218	275
Excess tax benefits from stock-based compensation	(945)	(852)
Deferred compensation obligation	881	(367)
Amortization of employee benefit related costs	774	399
Pension settlement	748	—
Construction allowances from landlords	3,444	5,538
Changes in operating assets and liabilities:
Decrease (increase) in merchandise inventories	5,456	(7,045)
Decrease (increase) in other assets	1,551	(1,737)
Decrease in accounts payable and other liabilities	(64,398)	(1,480)
Net cash provided by operating activities	40,300	102,214

Cash flows from investing activities:
Additions to property, equipment and leasehold improvements	(90,695)	(70,580)
Proceeds from insurance and disposal of assets	43	2,946
Addition to intangible assets	(325)	—
Net cash used in investing activities	(90,977)	(67,634)

Cash flows from financing activities:
Proceeds from revolving credit facility borrowings	575,570	457,742
Payments of revolving credit facility borrowings	(460,640)	(471,227)
Payments of long-term debt obligations	(1,714)	(2,352)
Payments of debt issuance costs	—	(663)
Repurchases of common stock	(41,587)	(2,755)
Payments for stock related compensation	(4,465)	(1,844)
Proceeds from exercise of stock awards	543	5,040
Excess tax benefits from stock-based compensation	945	852
Cash dividends paid	(18,653)	(16,970)
Net cash provided by (used in) financing activities	49,999	(32,177)
Net (decrease) increase in cash and cash equivalents	(678)	2,403

Cash and cash equivalents:
Beginning of period	17,165	14,762
End of period	$16,487	$17,165

Stage Stores, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except earnings per share)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 30, 2016	January 31, 2015	January 30, 2016	January 31, 2015
Net income (GAAP)	$20,985	$43,720	$3,780	$30,850
Loss from discontinued operations (GAAP)	—	94	—	7,003
Income from continuing operations (GAAP)	20,985	43,814	3,780	37,853
Consolidation of company headquarters, net of tax of $387 and $1,148, respectively	1,210	—	2,390	—
Store closures and other strategic initiatives, net of tax of $490 and $3,953, respectively	2,861	—	8,233	—
Severance charges associated with workforce reduction initiative and pension settlement, net of tax of $854	1,779	—	1,779	—
Adjusted net income (non-GAAP)(a)	$26,835	$43,814	$16,182	$37,853

Diluted earnings per share (GAAP)	$0.71	$1.36	$0.12	$0.96
Loss from discontinued operations (GAAP)	—	—	—	0.22
Diluted earnings per share from continuing operations (GAAP)	0.71	1.36	0.12	1.18
Corporate headquarters consolidation	0.04	—	0.07	—
Store closures and other strategic initiatives	0.10	—	0.26	—
Severance charges associated with workforce reduction initiative and pension settlement	0.06	—	0.06	—
Adjusted diluted earnings per share (non-GAAP)(a) (b)	$0.91	$1.36	$0.51	$1.18

(a) Fiscal 2014 amounts are not adjusted.
(b) EPS may not foot due to rounding.

	Three Months Ended		Twelve Months Ended
	January 30, 2016	January 31, 2015	January 30, 2016	January 31, 2015
Gross profit (GAAP)	$140,951	$171,359	$396,431	$449,806
Store closures and other strategic initiatives	1,929	—	10,580	—
Adjusted gross profit (non-GAAP)	$142,880	$171,359	$407,011	$449,806

Selling, general and administrative expenses (GAAP)	$106,076	$100,260	$387,859	$386,104
Interest expense (GAAP)	982	709	2,977	3,002
Corporate headquarters consolidation	(1,597)	—	(3,538)	—
Store closures and other strategic initiatives	(1,422)	—	(1,606)	—
Severance charges associated with workforce reduction initiative and pension settlement	(2,633)	—	(2,633)	—
Adjusted expenses (non-GAAP)(a)	$101,406	$100,969	$383,059	$389,106

(a) Fiscal 2014 amounts are not adjusted.